United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report:	March 18, 2003

Vision Bancshares, Inc.

(Name of Small Business Issuer in Its Charter)

Alabama (State of Incorporation)	333-88073 (Commission File Number)	63-1230752 (IRS Employer Identification No.)

2201 West 1st Street

Gulf Shores, Alabama 36542

(251) 967-4212

(Address and Telephone Number

of Registrant’s Principal Executive Offices)

Item 4.    Changes in Registrant’s Certifying Accountant.

The Audit Committee of the Board of Directors of Vision Bancshares, Inc. (the “Company”) has decided to change its independent accountant that performs audits of the Company’s financial statements for external reporting purposes. The Company previously used the independent accounting firm of Morrison & Smith, LLP (“Morrison & Smith”), Tuscaloosa, Alabama, to perform audits of the Company’s financial statements for external reporting purposes. Effective March 10, 2003, the Company dismissed Morrison & Smith as its independent accountant that audits the Company’s financial statements for external reporting purposes. Also effective on March 10, 2003, the Company engaged Mauldin & Jenkins, LLC (“Mauldin & Jenkins”), Albany, Georgia, to perform audits of the Company’s financial statements for external reporting purposes for periods after December 31, 2002. The Company will continue to use Morrison & Smith to perform the Company’s internal audits and assist on tax and other matters.

The reports of Morrison & Smith on the Company’s financial statements during the past two years did not contain an adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope, or accounting principles. During the Company’s two most recent fiscal years and on March 10, 2003, the Company did not have any disagreement with Morrison & Smith on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Morrison & Smith’s satisfaction, would have caused Morrison & Smith to make reference to the subject matter of the disagreement with its reports.

Item 7.    Exhibits.

Exhibit 16                     Letter on Change in Certifying Accountant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

VISION BANCSHARES, INC.

Dated: March 10, 2003	/S/ WILLIAM E. BLACKMON
	By:	William E. Blackmon Its: Chief Financial Officer